UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                                DAKTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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


                                   PRELIMINARY

                                DAKTRONICS, INC.
                                 331 32nd Avenue
                          Brookings, South Dakota 57006

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 15 AUGUST 2001


To the Shareholders of Daktronics, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Daktronics, Inc., will be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 15, 2001 at 7:00 p.m. Central Daylight Time, for the following purposes:

     1.   To elect directors duly nominated for a term expiring in 2004: James
          B. Morgan, Duane E. Sander, John L. Mulligan.

     2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 27, 2002.

     3. To consider and vote upon a proposal to approve the Amendment to the Amended and Restated Articles of Incorporation increasing the shares authorized to be issued from 30,000,000 to 60,000,000.

     4. To consider and vote upon a proposal to approve the Daktronics, Inc. 2001 Stock Option Plan.

     5. To consider and vote upon a proposal to approve the Daktronics, Inc. 2001 Outside Directors Stock Option Plan.

     6. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Only the shareholders of record of Daktronics Common Stock at the close of business on 13 July 2001 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                        By order of the Board of Directors,

                                        Duane E. Sander, Secretary

July 13, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY BY MAIL PRIOR TO THE MEETING. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

                                Daktronics, Inc.

                                Table of contents


                                                                                                           Pages
                                                                                                           -----

Information about the meeting........................................................................         1

Proposal #1-Elect Directors..........................................................................         2

Executive Compensation...............................................................................         5

Performance Graph....................................................................................         7

Report of the Compensation Committee.................................................................         7

Report of the Audit Committee........................................................................         9

Security Ownership of Certain Beneficial Owners and Management.......................................        10

Proposal #2-Ratify Appointment of Independent Certified Public Accountants...........................        11

Proposal #3-Approve Amendment to the Amended and Restated Articles of Incorporation Increasing the
            Number of Authorized Shares of Common Stock..............................................        11

Proposal #4-Approve 2001 Stock Option Plan...........................................................        12

Proposal #5-Approve 2001 Outside Director Stock Option Plan..........................................        13

Other Matters........................................................................................        15

Shareholder Proposals for the Next Annual Meeting....................................................        15

Appendix A - Charter of the Audit Committee..........................................................        16



                                DAKTRONICS, INC.
                                 331 32nd Avenue
                          Brookings, South Dakota 57006

                          PRELIMINARY - PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 15, 2001

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Daktronics, Inc. ("Daktronics" or the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, August 15, 2001, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

     Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted (1) for election of the three nominees for James B. Morgan, Duane E. Sander, John L. Mulligan, for terms expiring 2004, (2) for ratification of appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 27, 2002, (3) for approval of the Amendment to the Amended and Restated Articles of Incorporation increasing the shares authorized to be issued from 30,000,000 to 60,000,000, (4) for approval of the Daktronics, Inc. 2001 Stock Option Plan, (5) for approval of the Daktronics, Inc. 2001 Outside Directors Stock Option Plan. A shareholder may revoke his or her proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of termination of the proxy's authority, by filing with the Secretary of the Company another proxy bearing a later date, or by appearing and voting at the meeting. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about July 18, 2001.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of shareholders present in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining will be treated as un-voted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter. The three persons receiving the most votes will be elected for directors and the other issues will be determined by a majority of the votes cast.

     Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on July 13, 2001 will be entitled to vote at the annual meeting. At the close of business on June 27, 2001, a total of 18,067,950 shares after the effect of the May 24, 2001 two-for-one stock split of Common Stock were outstanding. The holders of one-third of the shares of Common Stock issued and outstanding and entitled to vote at the 2001 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum should not be present, the 2001 Annual Meeting may be adjourned from time to time until a quorum is present. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, except that with respect to the election for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by the holder for as many persons as there are directors to be elected, or to cumulate the holder's votes by giving one candidate the number of votes which is equal to the number of directors to be elected multiplied by the number of the holder's shares, or by distributing such cumulated votes among any number of candidates.

     Participants in the Company's 401(k) plan who have Daktronics shares as one of their 401(k) investment selections are entitled to instruct the trustee of the 401(k) plan how to vote their shares of Common Stock. Each participant will receive a voting instruction card to direct the trustee to vote that participant's shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all participants under the 401(k) plan.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, email or personal calls. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock.

     A copy of the Company's Annual Report for the fiscal year ended April 28, 2001 is being furnished to each shareholder with this Proxy Statement.

PROPOSAL # 1 - ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes serving staggered three-year terms expiring at each successive annual meeting of shareholders. The terms of James B. Morgan, John L. Mulligan and Duane E. Sander expire at the 2001 Annual Meeting, Aelred
J. Kurtenbach, Charles S. Roberts and Nancy D. Frame expire at the 2002 Annual Meeting, and Frank J. Kurtenbach, James A. Vellenga and Roland J. Jensen expire at the 2003 Annual Meeting.

     The persons named in the accompanying proxy will vote for the election of the three nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the three nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

     The following table sets forth certain information as of July 13, 2001 concerning the three nominees for election as directors of the Company and the continuing directors:

Name and Age                     Position with Company
------------                     ---------------------

DIRECTORS FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING
     James B. Morgan (54)        President, Chief Operating Officer and Director
     Duane E. Sander (63)        Secretary and Director
     John L. Mulligan (62)       Director

DIRECTORS FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING
     Aelred J. Kurtenbach (67)   Chairman, CEO and Director
     Charles S. Roberts (76)     Director
     Nancy D. Frame (56)         Director

NOMINEES FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING
     Frank J. Kurtenbach (63)    Vice President, Sales and Director
     Roland J. Jensen (70)       Director
     James A. Vellenga (66)      Director

     AELRED J. KURTENBACH, PH.D. is a co-founder of the Company and has served as a director of the Company since its incorporation. Dr. Kurtenbach is currently serving as Chairman of the Board of Directors. He also served as President of the Company until 1999. He served as Treasurer until 1993. Dr. Kurtenbach has 43 years of experience in the fields of communication engineering and control system design, technical services, computer systems, electrical engineering education and small business management. Dr. Kurtenbach has B.S., M.S. and Ph.D. degrees in Electrical Engineering from South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

     CHARLES S. ROBERTS, M.D. has served as a director of the Company since 1968. Prior to his retirement in 1991, Dr. Roberts was engaged in family practice and internal medicine at the Brookings Clinic, Brookings, South Dakota.

     NANCY D. FRAME was elected as a director in 1999. Prior to her retirement, Ms. Frame was the Deputy Director of the United States Trade and Development Agency in Washington, D.C., a position she held from 1986 to 1999. From 1976 to 1986 she held various positions in the legal profession, specializing in international trade and commercial law. She obtained her law degree from Georgetown University, Washington, D.C.

     FRANK J. KURTENBACH joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division, which was expanded to include other products in 1981. He has served as Sales Manager for the Company since 1982, as a director since 1984 and as Vice President, Sales since November 1993. Mr. Kurtenbach has a M.S. degree from South Dakota State University. Aelred Kurtenbach and Frank Kurtenbach are brothers.

     ROLAND J. JENSEN worked in various capacities from 1960 to 1990 with Northern States Power Company, an electric and natural gas utility, ending his service as Senior Vice President of Power Supply. From 1990 to his retirement in January 1994, he was Chairman and CEO of NRG Energy, Inc., a Minneapolis-based energy services company. Mr. Jensen has served as a director of the Company since 1994.

     JAMES A. VELLENGA was elected as a director in 1997. Mr. Vellenga is currently the President, CEO and Chairman of the Board of Uptech Automation Inc. From 1988 to 1998 he held various senior management positions at Aetrium Inc., most recently as the Vice President of Technology. Prior to joining Aetrium Inc., Mr. Vellenga was a founder and Vice President of Operations of Lee Data Corporation. During the formative years of the computer industry, (1957-1979) Mr. Vellenga worked at Remington Rand Univac, Control Data Corporation and Data 100 Corporation involved in the design and management of computer products. Mr. Vellenga holds a B.S. degree in Electrical Engineering from South Dakota State University.

     JAMES B. MORGAN joined the Company in 1969 as a part-time engineer while earning his M.S. degree in Electrical Engineering from South Dakota State University. Mr. Morgan became President and Chief Operating Officer of the Company in 1999. He served as its Vice President, Engineering, with responsibility for product development, contract design, project management for customer contracts, and corporate information and scheduling systems, from 1976 to 1999. Mr. Morgan has also served as a director since 1984.

     DUANE E. SANDER, PH.D. is a co-founder of the Company and has served as a director and as Secretary of the Company since its incorporation. Dr. Sander is currently employed at the South Dakota State University Foundation. He served as Dean of Engineering at SDSU from 1990-1999, and taught electrical engineering courses and directed biomedical research projects since 1967.

     JOHN L. MULLIGAN was elected as a director of the Company in 1993. Since 1995, he has been employed as Vice President and financial advisor with Morgan Stanley Dean Witter, in the same capacity as when he was employed with Mesirow Financial from late 1990 through mid 1993. In 1993 and 1994, he served as principal of Mulligan Financial, a financial services firm that he founded. From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and director of American Western Corporation.

DIRECTOR COMPENSATION

     The current non-employee directors of the Company include Mulligan, Sander, Roberts, Jensen, Frame, and Vellenga. During fiscal 2001 each non-employee director received, for their services as a director, a $2,000 retainer, $1,500 for each meeting attended in person, $500 for each committee meeting attended in person (telephonic participation in all meetings at one-half rate), and reimbursement of all out-of-pocket expenses incurred in attending meetings. The non-employee directors also receive stock options under the Company's 1993 Outside Directors Stock Option Plan as amended. In August 2000, Mr. Jensen and Mr. Vellenga each received 12,000 shares for each of the three years of their term under the 1993 Outside Directors Stock Option Plan as amended, which are subject to vesting restrictions under the plan and have an exercise price of $5.92 per share. The numbers of shares and the option price have been adjusted to reflect the two-for-one stock splits declared December 7, 1999 and May 24, 2001. Dr. Sander does not receive any additional compensation for serving as Secretary of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee consisting of John L. Mulligan (chair), James A. Vellenga and Duane E. Sander; and a Compensation Committee consisting of Roland Jensen (chair), Charles S. Roberts, and Nancy Frame. The Company has no standing nominating committee. The Board as a whole performs the functions that would otherwise be delegated to a nominating committee.

     The Board of Directors held FIVE REGULAR and three telephone meetings during fiscal 2001. All incumbent directors attended at least 75% of the Board meetings. The Board also passed several resolutions during fiscal 2001 by written consent.

     The Audit Committee held three meetings in fiscal 2001. The Audit Committee reviews the activities of the Company's independent accountants and the results of audits made by these professionals.

     The Compensation Committee held one meeting during fiscal 2001. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation of the Company's executive officers and stock option awards under the Company's 1993 Stock Option Plan as amended. None of the members of the Compensation Committee are employees of the Company and all executive officers that serve on the Board of Directors abstain from voting on compensation affecting those executive officers that are Board members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no compensation committee interlocks with other companies and none of the members of the committee has been an officer, employee or insider of the Company or its subsidiaries.

EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Company's Chief Executive Officer, and each of the other executive officers, whose total annual salary and bonus exceeded $100,000 during fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                          Annual Compensation(1)                          Awards
                                          ----------------------                          ------
                                 Fiscal                                                Securities
                                  Year                                 All Other       Underlying
 Name and Principal Position     Ended      Salary      Bonus(2)    Compensation(3)    Options (#)(4)
 ---------------------------     -----      ------      --------    ---------------    --------------
Dr. Aelred J. Kurtenbach          2001     $271,154     $75,000          $3,750           30,000
  Chief Executive Officer         2000      225,385      62,500           1,531           40,000
  And Director                    1999      181,131      52,500           3,390          100,000

James B. Morgan                   2001     $222,571     $62,500          $3,000           24,000
  President, Chief Operating      2000      181,217      50,000           1,577           32,000
  Officer and Director            1999      142,569      37,500           3,192           32,000

Paul J. Weinand(5)                2001     $112,781     $28,170          $2,620                0
  Treasurer and                   2000      113,350      33,170           1,573            8,000
  Chief Financial Officer         1999      112,680      33,170           2,748            8,000

Frank J. Kurtenbach               2001     $127,960     $33,000          $2,789            8,000
  Vice President                  2000      118,389      31,250           1,584           12,000
  And Director                    1999      104,585      27,800           2,571           12,000

-----------------------

(1) Annual Compensation excludes personal benefits received by the named person to the extent that the aggregate amounts thereof were less than 10% of the total of that person's annual salary and bonus.

(2)  Reflects bonus earned during the fiscal year.

(3) Company match to employee contributions under the Company's 401(k) Retirement and Savings Plan.

(4) The options have been retroactively adjusted to reflect the two-for-one stock split declared December 7, 1999 and May 24, 2001.

(5) Paul Weinand has resigned from the Company to pursue other interests. As of this printing, Aelred Kurtenbach is acting CFO and Becky Wittrock is acting Treasurer.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table sets forth information relating to stock options and stock appreciation rights (SARs) awarded to the executive officers named in the Summary Compensation Table under the Company's 1993 Stock Option Plan as amended during fiscal 2001. No SARs have been awarded by the Company.

                        OPTION/SAR GRANTS IN FISCAL 2001

                                Individual Grants
                           ---------------------------                                Potential Realizable Value at
                             Number of     % of Total                                    Assumed Annual Rates of
                            Securities    Options/SARs                                 Stock Price Appreciation for
                            Underlying     Granted to    Exercise or                          Option Term
                           Options/SARs    Employees     Base Price     Expiration    -----------------------------
         Name              Granted(#)(4)    in 2001     ($/share)(4)       Date              5%           10%
         ----              -------------    -------     ------------       ----              --           ---
Dr. Aelred J. Kurtenbach     30,000(1)       13.0%        $8.4219       11/15/2005        $69,804       $154,250
James B. Morgan              24,000(2)       10.4%        $7.6562       11/15/2010        115,541        292,802
Frank J. Kurtenbach           8,000(3)        3.4%        $7.6562       11/15/2010         38,516         97,601

--------------------

(1) The options were granted under the 1993 Stock Option Plan as amended and become first exercisable as follows: 6,000 on November 15, 2001, 6,000 on November 15, 2002, 6,000 on November 15, 2003, 12,000 on November 15, 2004.

(2) The options were granted under the 1993 Stock Option Plan as amended and become first exercisable as follows: 4,800 on November 16, 2001, 4,800 on November 16, 2002, 4,800 on November 16, 2003, 4,800 on November 16, 2004,
     and 4,800 on November 16, 2005.

(3) The options were granted under the 1993 Stock Option Plan as amended and become first exercisable as follows: 1,600 on November 16, 2001, 1,600 on November 16, 2002, 1,600 on November 16, 2003, 1,600 on November 16, 2004,
     and 1,600 on November 16, 2005.

(4) The options have been retroactively adjusted to reflect the two-for-one stock splits declared December 7, 1999 and May 24, 2001.

OPTION/SAR EXERCISE AND HOLDINGS

     The following table sets forth information relating to unexercised options held as of April 28, 2001 by the executive officers named in the Summary Compensation Table.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2001
                     AND OPTION/SAR VALUES AT APRIL 28, 2001

                                                             Number of Unexercised          Value of Unexercised
                               Shares                        Securities Underlying              In-the Money
                              Acquired                   Options/SARs at 4/28/01(#)(1)    Options/SARs at 4/28/01($)
                                 on           Value      -----------------------------   ----------------------------
          Name             Exercise(#)(1)   Realized($)   Exercisable   Un-exercisable   Exercisable   Un-exercisable
          ----             --------------   -----------   -----------   --------------   -----------   --------------
Dr. Aelred J. Kurtenbach       40,000        $175,320        78,400        131,600         $710,527       $908,653
James B. Morgan                     0               0       159,200         80,800        1,558,993        552,758
Paul J. Weinand               128,800         918,338         8,640         10,560           81,711         87,744
Frank J. Kurtenbach                 0               0        16,640         28,960          155,759        199,719

(1) The options have been retroactively adjusted to reflect the two-for-one stock splits declared December 7, 1999 and May 24, 2001.

PERFORMANCE GRAPH

     The following graph illustrates a comparison of cumulative total returns for the Company vs. the NASDAQ Market Index and the Media General Industry Group Index from April 26, 1996 to April 28, 2001. The graph assumes $100 invested April 26, 1996 through April 28, 2001. No dividends were issued during that time.


                              [PLOT POINTS CHART]

---------------------- ----------- ---------- ---------- ---------- ---------- ----------
                         04/26/96   05/02/97   05/01/98   04/30/99   04/29/00   04/28/01
---------------------- ----------- ---------- ---------- ---------- ---------- ----------
Daktronics, Inc.          $100.00    $103.23    $209.68    $254.84    $467.74   $1202.63
---------------------- ----------- ---------- ---------- ---------- ---------- ----------
MG Group Index            $100.00    $118.87    $169.19    $165.85    $364.76    $230.70
---------------------- ----------- ---------- ---------- ---------- ---------- ----------
NADSAQ Market Index       $100.00    $106.59    $158.32    $209.07    $324.85    $181.39
---------------------- ----------- ---------- ---------- ---------- ---------- ----------

REPORT OF THE COMPENSATION COMMITTEE

CASH COMPENSATION

     DETERMINATION OF BASE SALARY The Company's compensation philosophy is to target executive salaries close to the median market rate paid for comparable positions within the Midwest region for similar size companies. The Compensation Committee reviewed base salaries for executive officers in November 2000. Company fiscal 2000 performance was also considered. Based upon this review, the Committee approved adjusting the base salary of Aelred Kurtenbach 20% and the base salaries of the other executive officers an average of 10%. Salaries are reviewed annually.

     DETERMINATION OF BONUS For fiscal 2001, the Committee chose a formula based performance bonus plan for the executive officers. The bonus consists of one month's salary provided that after tax earnings exceed 14.5% of beginning stockholders equity. The bonus increases yearly with performance improvement to a maximum bonus of three month's salary at the point that after tax earnings exceed 18.5% of beginning stockholders equity. For Fiscal 2001, the executive officers earned the maximum bonus under the plan.

EQUITY BASED COMPENSATION

     In November 1993, the Board of Directors of the Company adopted the Daktronics, Inc. 1993 Stock Option Plan (the "Option Plan"), which was approved by the shareholders in December 1993 and amended in August 1998. The Committee determines awards under this plan for executive officers and approves awards for other employees based upon the recommendation of the Company's executive officers. In November 2000, the Committee awarded Aelred Kurtenbach an option to purchase a total of 30,000 shares of Common Stock and allowed 220,000 shares to be granted per Aelred Kurtenbach's discretion (adjusted for May 24, 2001 two-for-one split).

     The exercise price per share of these options was established as the average between the closing bid and asked price quotations for the Common Stock as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) on November 16, 2000, which was $7.65625 (adjusted for May 24, 2001 two-for-one split). Subject to accelerated vesting upon "change in control" of the Company as defined in the Option Plan, the outstanding options generally vest 20% each year commencing November 16, 2001.

     The Committee's basis for these awards was the Company's performance, as measured in increased net sales and results of operations, over the last three years and review of awards by comparable companies. The number of options granted to the executive officers, including the Chief Executive Officer, was less than the average of comparable companies for similar positions. The terms of these options, including duration, vesting, and exercise price were similar to that of comparable companies.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee determined the Chief Executive Officer's compensation in the same manner described above for all executive officers of the Company. The Committee recommended Dr. Kurtenbach's salary be increased 20% to $300,000, commencing November 2000. Based upon the bonus plan described above, Dr. Kurtenbach earned a bonus of $75,000 for fiscal 2001.The Committee awarded to Dr. Kurtenbach options to purchase 30,000 shares of Company Stock at exercise price of $8.421875 (adjusted for May 24, 2001 two-for-one split).

                                        COMPENSATION COMMITTEE
                                           Roland J. Jensen, Chair
                                           Charles S. Roberts
                                           Nancy D. Frame

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committees, including the requirement that audit committee members all be independent directors.

     In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A hereto), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the practices, quality and integrity of the accounting, auditing, and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     1. Reviewed and discussed the audited financial statements with management;

     2. Discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

     3. Reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 2001 as filed with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE
                                           John L. Mulligan, Chair
                                           James A. Vellenga
                                           Duane E. Sander

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 28, 2001, regarding the beneficial ownership of Common Stock of the Company by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) all directors and nominees of the Company,
(iii) each individual named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power (or share such powers with his or her spouse) with respect to the shares, subject to the information contained in the notes to the table.

Name and Address                                                     Percent of
(if applicable) of                                 Shares           Outstanding
Beneficial Owner                            Beneficially Owned(1)     Shares(1)
----------------                            ---------------------   -----------

Daktronics, Inc.
401(k) Retirement and Savings Plan (2) .....    1,212,206               6.7%

James B. Morgan.............................      762,282( 3)           4.2%
John L. Mulligan............................       53,000( 4)              *
Dr. Duane E. Sander(5)......................      800,400( 6)           4.4%
Dr. Aelred J. Kurtenbach(5).................    1,478,400( 7)           8.2%
Charles S. Roberts, M.D.....................      158,524( 8)              *
Frank J. Kurtenbach.........................      653,646( 9)           3.6%
Roland J. Jensen............................       47,600(10)              *
James A. Vellenga...........................       36,000(11)              *
Paul J. Weinand.............................      153,474(12)              *
Nancy D. Frame..............................       14,000(13)              *
All executive officers and directors
       as a group (10 persons)..............    4,157,326              23.1%

--------------------------
* Represents less than 1%

(1) For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of options that are currently exercisable or that become exercisable within sixty days after the date hereof.
(2) The Common Stock held by the Daktronics, Inc. 401(k) Retirement and Savings Plan and allocated to the plan participants are voted by the Trustee, according to the instructions of the plan respective participants.
(3) Includes 159,200 shares issuable pursuant to currently exercisable stock options and 18,162 shares held in the 401(k) plan.
(4) Includes 44,000 shares issuable pursuant to currently exercisable stock options.
(5) Dr. Sander's and Dr. Kurtenbach's addresses are 331 32nd Avenue, Brookings, South Dakota 57006.
(6) Includes (i) 36,000 shares issuable pursuant to currently exercisable stock options, (ii) 352,040 shares owned by Dr. Sander's spouse and (iii) 50,160 shares owned by Dr. Sander's son.
(7) Includes (i) 78,400 shares issuable to Dr. Kurtenbach pursuant to currently exercisable stock options, (ii) 55,440 shares held through the 401(k) plan, and (iii) 755,480 shares owned by Dr. Kurtenbach's spouse.
(8) Includes 44,000 shares issuable pursuant to currently exercisable stock options.
(9) Includes (i)16,640 shares issuable pursuant to currently exercisable stock options and (ii) 14,884 shares held through the 401(k) plan.
(10) Includes 40,000 shares issuable pursuant to currently exercisable stock options.
(11) Includes 28,000 shares issuable pursuant to currently exercisable stock options.
(12) Includes (i) 8,640 shares issuable pursuant to currently exercisable stock options and (ii) 8,036 shares held through the 401(k) plan.
(13) Includes 12,000 shares issuable pursuant to currently exercisable stock options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission
(SEC), and furnish copies of those reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with during fiscal 2001.


PROPOSAL #2 - RATIFY APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, recommends that the shareholders ratify the appointment of the McGladrey & Pullen, LLP, as independent auditors for the Company for the year ending April 27, 2002. McGladrey & Pullen, LLP served as independent auditors for the Company for the year ended April 28, 2001. McGladrey & Pullen, LLP provided services in connection with the audit of the financial statements of the Company for the year ended April 28, 2001, assistance with the Company's Annual Report submitted to the Securities and Exchange Commission on Form 10-K and quarterly reports filed with the Securities and Exchange commission, and consultation on matters relating to accounting and financial reporting. Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting.

AUDIT FEES

     The aggregate fees billed by McGladrey & Pullen, LLP for professional services rendered for the audit of annual financial statements, for assistance with Form 10-K, review of quarterly Forms 10-Q, attendance at Audit Committee meetings and consultation on audit and accounting matters were approximately $98,000 for the year ended April 28, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     McGladrey & Pullen, LLP or associated entities did not provide any services to the Company for financial information systems design and implementation for the fiscal year ended April 28, 2001.

ALL OTHER FEES

     The aggregate fees billed by McGladrey & Pullen, LLP or associated entities for all other non-audit services, including services in connection with the Company's tax returns were $39,000 for the fiscal year ended April 28, 2001.

     The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the McGladrey & Pullen, LLP's independence and has determined that such services are compatible with maintaining McGladrey & Pullen, LLP's independence.


PROPOSAL #3 - APPROVE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company proposes to amend its Amended and Restated Articles of Incorporation, to increase the aggregate number of authorized shares of Common Stock of the Company from 30,000,000 to 60,000,000 shares which will continue to include 5,000,000 shares of undesignated stock. The Company expects to continue to use its Common Stock for purposes of raising capital to support its operations and granting options to employees and directors who contribute to the success of the Company, including the shares in the proposed 2001 Stock Option Plan described in Proposal # 4 and the 2001 Outside Directors Stock Option Plan described in Proposal #5.

     Although the Company has no present plans, agreements or understandings regarding the issuance of the proposed additional shares, the Board of Directors recommends adoption of the amendment because the Company will have greater flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans and other proper corporate matters. Moreover, having such additional authorized shares available will give the Company the ability to issue shares without the expense and delay of a special meeting of shareholders. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the shares of Common Stock. Except as otherwise required by applicable law, authorized but un-issued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by shareholders.

Since the issuance of additional shares of Common Stock, other than on a pro rata basis to all current shareholders, would dilute the ownership interest of a person seeking to obtain control of the Company, such issuance could be used to discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock to obtain control of the Company and has no present intention to use the additional authorized shares to deter a change in control.

The Board of Directors unanimously recommends a vote FOR the proposal to approve the amendment to the Company's Restated Articles of Incorporation increasing the number of shares of the Company's authorized Common Stock from 30,000,000 shares to 60,000,000 shares. Approval requires a vote in favor of the amendment by the holders of a majority of the Company's outstanding shares of common stock.


PROPOSAL #4 - APPROVE 2001 STOCK OPTION PLAN

In November 1993, the Board of Directors adopted the Daktronics, Inc. 1993 Stock Option Plan, which was approved by the Company's shareholders in December 1993 and amended in 1998. That plan was approved for ten years. The Board of Directors has now approved a new plan, which includes 1,200,000 shares and will expire at the end of the fiscal year 2011.

SUMMARY OF THE PLAN

Purpose The purpose of the Option Plan is to provide incentives to officers, key
-------
employees of the Company and its subsidiaries and other persons who contribute and are expected to contribute materially to the success of the Company. The Option Plan provides a means of rewarding performance and to enhance the interest of such persons in the company's continued success and progress by providing them a proprietary interest in the Company.

Administration The Compensation Committee of the Board of Directors is
--------------
responsible for administration of the Option Plan. The Board of Directors has general authority and discretion to determine the persons to whom options will be granted, the exercise price, the time or times at which the options may be exercised, and the number of shares to be subject to each option. In addition, the Board may prescribe he terms applicable to each grant of an option.

Incentive Only incentive stock options (ISOs) within the meaning of Section 422
---------
of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted under the Option Plan. Options may be granted only to key employees of the Company and its subsidiaries and other persons who have contributed and are expected to contribute materially to the success of the Company and its subsidiaries.

Price The exercise price of shares of Common Stock subject to options granted
-----
under the Option Plan is determined by the Board of Directors, and shall not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. An option granted under the Option Plan vests at such rate and upon such conditions as the Board may determine at the time the option is granted.

Transfer No option granted under the Option Plan is transferable by the optionee
--------
during his or her lifetime. Upon the death of disability of an optionee, the optionee or his or her legal or personal representative or beneficiaries may exercise an option to the extent exercisable by the optionee within ninety days after the optionee's death or disability (but not later than the expiration of the term of the option). In the event any option expires or is canceled, surrendered or terminated without being exercised, the shares subject to such option (or the unexercised portion thereof) will again be available for grant under the Option Plan.

Payment Payment for the shares of Common Stock purchased upon the exercise of
-------
options under the Option Plan must be made in full at the time the option is exercised. The Board of Directors, at its discretion, may permit payment to be made by the optionee's broker from the sale or loan proceeds for such shares or any other securities the optionee may have in his or her account with the broker.

Amendment The Option Plan may be amended by the Board of Directors, except that
---------
without the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present and entitled to vote at a meeting at which a quorum is present, the Board of Directors, may not amend the Options Plan to:
(i) increase the aggregate number of shares of Common Stock which may be issued and sold under the Option Plan (except such number of shares may be adjusted in the event of a recapitalization, stock dividend or similar event), (ii) change the manner of determining the option price, (iii) extend the period during which the options may be granted, or (iv) change the requirements as to the person eligible to receive options.

Tax Consequences Under the present federal tax regulations:
----------------
1. There will be no federal income tax consequences to either the Company or the optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company.
2. Although an optionee will not realize ordinary income upon his or her exercise of an ISO, the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price will constitute an "item of tax preference" within the meaning of Section 57 of the Code and thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee.
3. If an optionee does not dispose of the shares of Common Stock acquired through the exercise of an ISO within two years from the date of the date of the grant and within one year of the exercise of the ISO, any gain realized upon a subsequent disposition of such shares will constitute a long-term capital gain to the optionee at the capital gain rate, the capital gain rate is reduced if the shares are held for 18 months from the date of exercise. If an optionee disposes of such shares within two years from the date of the grant or within one year of the date of exercise of the ISO, an amount equal to the lesser of (i) the excess of the fair market value of such shares on the date of the exercise over the exercise price, or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition.
4. If such disposition is due to the death of the optionee, the ordinary income treatment will not apply. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to the optionee.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR the proposal to approve the Daktronics, Inc. 2001 Stock Option Plan.


PROPOSAL #5 - APPROVE 2001 OUTSIDE DIRECTOR STOCK OPTION PLAN

In November 1993, the Board of Directors adopted the Daktronics, Inc. 1993 Outside Director Stock Option Plan, which was approved by the Company's shareholders in December 1993 and amended in 1998. That plan was approved for ten years. The Board of Directors has now approved a new plan, which includes 400,000 shares and will begin August 15, 2001 and expire at the end of the fiscal year 2011.

SUMMARY OF THE PLAN

Purpose The purpose of the Director Option Plan is to (i) provide a portion of
-------
the compensation to non-employee directors serving on the Company's Board of Directors in the form of options to acquire the Company's Common Stock, (ii) provide a means of attracting and retaining experienced non-employee directors, and (ii) enhance the interest of non-employee directors in the Company's continued success and progress by providing them a proprietary interest in the Company.

Eligibility The Director Option Plan provides for the granting of stock options
-----------
to members of the Company's Board of Directors who are not and have not been full-time employees of the Company or any of is subsidiaries (the "Non-Employee Directors"). The following directors of the Company are the Non-Employee
Directors: Roland J. Jensen, John L. Mulligan, Charles S. Roberts, Duane E. Sander, Nancy Frame, and James A. Vellenga.

Plan Under the terms of the amended 1993 Director Option Plan, each Non-Employee
----
Director is granted options to purchase 3,000 shares of the Common Stock for each year the Director was elected to serve. This amount changed to 6,000 options for each year the Director was elected to serve with the two-for-one stock split December 7, 1999 and to 12,000 options for each year the Director was elected to serve with the two-for-one stock split May 24, 2001. Under the terms of the proposed 2001 Director Option Plan, each Director would receive up to 12,000 options for each year the Director was elected to serve. An aggregate of 400,000 shares of the Company's Common Stock is reserved for issuance upon exercise of options granted under the 2001 Director Option Plan.

Administration A committee consisting of the Chief Executive Officer and the
--------------
Chief Financial Officer is responsible for the administration of the Director Option Plan. The Board of Directors has authorization to interpret the Director Option Plan, but not to make grants under the Director Option Plan. The grant of stock options is prescribed by the Director Option Plan.

Price The exercise price of shares of Common Stock subject to options granted
-----
under the Director Option Plan is the fair market value of the Company's Common Stock on the date the option is granted. An option granted under the Director Option Plan vests at the time the option is granted, but may not be exercised until one year after the date of grant. The term of options granted under the Director Option Plan expires seven years after the date of grant.

Transfer No option granted under the Director Option Plan is transferable by the
--------
optionee during his or her lifetime. In the event any option expires or is canceled, surrendered or terminated without being exercised, the shares subject to such option (or the unexercised portion thereof) will again be available for grant under the Option Plan.

Payment Payment for the shares of Common Stock purchased upon the exercise of
-------
options under the Option Plan must be made in full at the time the option is exercised.

Amendment The Director Option Plan may be amended by the Board of Directors,
---------
(but not more than every six months, unless the amendment is intended to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder), except that the Board of Directors may not amend the Director Options Plan to decrease the exercise price for shares subject to options granted under the Director Option Plan (except that the number of shares may be adjusted in the event of a recapitalization, stock dividend or similar event).

Tax Consequences Under the present federal tax regulations, there will be no
----------------
federal income tax consequences to either the Company or the optionee upon the grant of an option under the Director Option Plan. Upon exercise of such option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price, and the Company will receive a corresponding tax deduction. The gain, if any, realized upon a subsequent disposition of such shares will constitute short-term or long-term capital gain depending upon the optionee's holding period.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR the proposal to approve the Daktronics, Inc. 2001 Outside Director Stock Option Plan.

OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the shareholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the 2001 Annual Meeting must be received at the Company's principal executive offices, 331 32nd Avenue, Brookings, South Dakota 57006, addressed to the Secretary of the Company, not later than March 20, 2002.

                                        BY ORDER OF THE BOARD OF DIRECTORS,
                                        Duane E. Sander, Secretary
Dated: July 13, 2001

APPENDIX A: CHARTER OF THE AUDIT COMMITTEE

Organization There shall be a committee of the board of directors to be known as
------------
the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy The audit committee shall provide assistance to the
-------------------
corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities In carrying out its responsibilities, the audit committee
----------------
believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.
2. Meet with independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
3. Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.
4. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.
5. Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
6. Review accounting and financial human resources and succession planning within the Company.
7. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.
8. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

APPENDIX B: 2001 INCENTIVE STOCK OPTION PLAN

         1. Purpose. The purpose of the 2001 Incentive Stock Option Plan is to induce certain designated persons to continue to provide valuable services to Daktronics, Inc. (the "Company") and to encourage such persons to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan is in the best interest of the Company and will promote the success of the Company. This success will be achieved by encouraging continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and implementing the long-range plans of the Company.

         Certain Options granted under this Plan are intended to be Incentive Stock Options qualified under Section 422 of the Code.

         2. Definitions. For purposes of this Plan, the following terms shall have the meanings indicated below:

                  (a) "Capital Stock" or "Common Stock": any of the Company's authorized but unissued shares of common stock, each without par value.

                  (b) "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  (c) "Fair Market Value": (i) the average between the high and low reported sale prices for the Common Stock on the Option Date (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported on the Composite Tape if the Common Stock is listed on the New York Stock Exchange ("NYSE") or on the National Association of Securities Dealers National Market System ("NMS"), (ii) if the Common Stock is not then listed on the NYSE or the NMS, the average between the closing bid and asked price quotations for the Common Stock on that date (or if none on that date, on the next most recent date on which there were such quotations) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto or (iii) if the Common Stock is not then listed as described above, such value as is reasonably determined by the Committee (see Section 4) based on the then current fair market value of the Common Stock at the time any Option is granted. Fair Market Value of Incentive Stock Options shall be determined consistent with the Code and regulations.

                  (d) "Incentive Stock Option": an option defined in Section 422 of the Code to purchase shares of the common stock of the Company.

                  (e) "Non-Qualified Stock Option": an option, not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, to purchase Common Stock of the Company.

                  (f) "Option": the term shall refer to a Stock Option granted under this Plan.

                  (g) "Option Agreement": a written agreement pursuant to which the Company grants an Option to an Optionee and sets the terms and conditions of the Option.

                  (h) "Option Date": the date upon which an Option Agreement for an option granted pursuant to this Plan is duly executed by or on behalf of the Company.

                  (i) "Option Stock": the Common Stock of the Company (subject to adjustment as described in Section 7) reserved for options pursuant to this Plan, or any other class of stock of the Company which may be substituted therefore by exchange, stock split or otherwise.

                  (j) "Optionee": a person who is eligible to receive an Option under Section 5 of the Plan and to whom an Option has been granted under the Plan.

                  (k) "Plan": this 2001 Stock Option Plan effective August 15, 2001, and as amended hereafter from time to time.

                  (l) A "Subsidiary": any corporation in an unbroken chain of corporations beginning with the Company, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

         3. Options Available Under Plan. An aggregate of 1,200,000 shares of the Company's authorized but unissued shares of Common Stock are hereby made available for grant, and shall be reserved for issuance, under this Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in
Section 7. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

         4. Administration. The Plan shall be administered by the Board of Directors of the Company. At all times subject to the authority of the Board of Directors, the Board of Directors may from time to time delegate some or all of its authority under the Plan to a committee consisting of three (3) or more Directors (the "Committee"), and/or obtain assistance or recommendations from such Committee. If no separate committee is appointed, the Board shall constitute the Committee, and references to the Committee shall include the entire Board of Directors.

         The Company shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be Optioned and the term during which any such Options may be exercised. At all times, a majority of the members of the Committee making determinations about the grant of Options to employee-directors or employee-officers must be disinterested in the grant being made. The Committee may from time to time adopt rules and procedures for carrying out the Plan and interpretations and constructions of any provision of the Plan, which shall be final and conclusive.

         5. Eligibility for Stock Options. Incentive Stock Options under the Plan may only be granted to such employees of the Company or any Subsidiary thereof, as selected by the Committee.

         In selecting the employees or other persons to whom Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Company and all subsidiary corporations) shall not exceed $100,000. Subject to the provisions of Section 3, an optionee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. Any Incentive Stock Option that becomes exercisable and exceeds the above limitation shall be treated as a Non-Qualified Option.

         No Stock Option may be granted under this Plan later than the expiration of the end of the fiscal year 2011.

         6. Terms and Conditions of Options. Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Company the name of the Optionee, the number of shares to be Optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Company shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

                  (a) Number of shares and option price. The Option Agreement shall state the total number of shares to which it pertains. The price of Incentive Stock Option Stock shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. In the event an Incentive Stock Option is granted to an employee, who, at the Option Date, owns more than ten percent (10%) of the voting power of all classes of the Company's stock then outstanding, the price of the shares of Option Stock which will be covered by such Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Option Stock at the Option Date. Non-Qualified Options may be granted at a price equal to, greater than or less than Fair Market Value at the date of grant. The Option price shall be subject to adjustment as provided in Section 7 hereof.

                  (b) Period of options and right to exercise. Options granted under this Plan shall be subject to such terms and conditions, shall be exercisable at such times and shall be evidenced by such form of written Option Agreement as the Committee shall determine, provided that such determinations are not inconsistent with Code Section 422 and the regulations thereunder. The Option Agreement may, at the discretion of the Committee, provide for the acceleration of vesting of Options upon a "Change in Control" of the Company, as defined in Section 6(h) below.

         In addition, no Option granted, shall by its terms, be exercisable after the expiration of ten (10) years from the date such Option is granted. Except, however, Incentive Stock Options granted to any employee who at the Option Date owns more than ten percent (10%) of the voting power of all shares of the classes of Company's stock then outstanding, may not be exercisable after expiration of five (5) years from the Option Date. The period during which the Option may be exercised, once it is granted, shall not be reduced, except as provided in paragraphs (c), (d) and (e) below. The exercise of any Option will be contingent upon receipt by the Company of payment as provided in paragraph (f) below for the full purchase price of such shares. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until certificates for such shares are issued under the terms of the Plan.

                  (c) Termination of Employment or Service. In the event that an Optionee shall cease to be employed by or performing services for the Company for any reason other than death, subject to the condition that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted, and unless the Option Agreement provides otherwise, such Optionee shall have the right to exercise any outstanding Options at any time within three (3) months after the termination of employment or service.

                  (d) Death of Optionee. If the Optionee shall die (i) while in the employ of or while providing services to the Company or any Subsidiary, or (ii) within a period of three (3) months after the termination of his or her employment or as a corporate director with the Company or any subsidiary as provided in paragraph (c) of this section, and in either case shall not have fully exercised his or her Options, any Options granted pursuant to the Plan shall be exercisable until the earlier of the originally stated date of termination or one year from the date of death. Such Option shall be exercised pursuant to subparagraph (f) of this Section by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of his or her death.

                  (e) Transfer of Option. Each Option granted hereunder shall, by its terms, not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

                  (f) Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and with respect to such number of shares, as the Board of Directors, in its sole discretion, shall determine at the time that the Option is granted. The Option terms shall be set forth in the Option Agreement granting the Option. Such Option shall be exercisable only within the Option period and only by (i) written notice to the Company of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Company; and (iii) payment to the Company of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash, by cashier's check (by personal check at the discretion of the Company) or by a "cashless exercise" procedure established between the Company and a stock brokerage firm, subject to compliance with applicable securities laws. When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Company before the Agreement is returned to the Optionee. When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be canceled and retained by the Company.

                  (g) Delivery of Certificate. As promptly as practicable after receipt of the written notice and payment specified above, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee at the address specified in the written notice of exercise.

                  (h) Change in Control. A "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")) is or becomes the beneficial owner (as that term is used in
         Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting Capital Stock of the Company ("Voting Stock") or
         (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Plan.

                  (i) Other Provisions. The Option Agreements authorized under this Section may contain such other provisions as the Committee shall deem advisable.

         7. Adjustment of Number of Shares. If, and to the extent that, the number of issued shares of the Capital Stock of the Company shall be increased or reduced by change in par value, recapitalization, reorganization, merger, consolidation, split up, distribution of a dividend payable in stock or the like, the number of shares subject to the Option and the Option price therefor shall be equitably adjusted by the Committee consistent with such change to prevent substantial dilution or enlargement of the rights granted to or available to Optionees.

         Subject to the foregoing, the grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         8. No Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Company with respect to the shares covered by his or her Option until such shares shall have been issued to the Optionee.

         9. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Neither shall the Plan confer upon the Optionee any rights respecting continued employment nor limit the Optionee's rights or the employer Company's rights to terminate such employment.

         10. Withholding Taxes. If required by law, upon a disqualified disposition of an Incentive Stock Option, the Company shall have the right to require any Optionee that is or was an employee as of the Option Date, to remit to the Company an amount sufficient to satisfy any federal and state withholding or other employment taxes, if any, resulting from such option exercise or early disposition of Option Stock. Payment of such amount may be made in the same manner as payment of the exercise price or by tendering previously owned shares of the Company's Common Stock with a Fair Market Value on the date of exercise equal to such amount, subject to compliance with applicable securities laws.

         11. Common Stock Acquired for Investment. Common Stock acquired by an Optionee under this Plan by exercise of any Option shall be acquired by the Optionee for investment and without intention of resale, unless, in the opinion of counsel of the Company, such common stock may be purchased without any investment representation. Where an investment representation is deemed necessary, the Committee may require a written representation to that effect by the Optionee as a condition of the Optionee exercising an Option under this Plan, and the Committee may place an appropriate legend on the common stock issued to the Optionee indicating that such common stock has not been registered under federal or state securities laws. Each Option shall be subject to the requirement that if, at any time, the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing contained herein shall require the Company to register the Options or the shares of voting common stock purchased upon the exercise of said Options.

         12. Effective Date. This Plan shall be effective August 15, 2001 (the "Effective Date") as approved by the Board of Directors, subject to approval by the shareholders of the Company. However, unless within 12 months after the Plan is adopted by the Board of Directors, the Plan is approved by the vote of the holders of a majority of the outstanding Capital Stock of the Company, the Plan and options granted hereunder shall not qualify under Section 422 of the Code.

         13. Liquidation. Upon the complete liquidation of the Company, any unexercised Options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 7 in connection with a merger, consolidation or reorganization of the Company.

         14. Termination and Amendment of the Plan. This Plan shall terminate at the end of the fiscal year 2011 or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan.

         The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Company, except as provided in Section 7 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein or (d) change the class of persons eligible to receive Options under the Plan.

         15. Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of South Dakota without reference to the principles of conflicts of law thereof.

APPENDIX C: 2001 OUTSIDE DIRECTORS STOCK OPTION PLAN

1. Purpose

         The purpose of the Daktronics, Inc. 2001 Outside Directors Stock Option Plan (the "Plan") is to provide a means whereby Daktronics, Inc. (the "Company") may grant options to purchase common stock of the Company to those members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries ("Eligible Directors"). Options granted under the Plan are not intended to and do not qualify as incentive stock options as described in
Section 422A of the Internal Revenue Code (the "Code").

2. Number of Shares Available under the Plan

         Options will be granted by the Company at the times described below, to Eligible Directors to purchase an aggregate of up to 400,000 shares of common stock, without par value, of the Company and 400,000 shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section
4.9 below). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares held by the Company. If any option granted under the Plan shall terminate, expire or with the consent of the optionee, be canceled as to any shares, new options may thereafter be granted covering such shares without affecting the amount of the option reserve noted above.

3. Administration.

         The Plan shall be administered by a Committee consisting of the President and Chief Financial Officer of the Company who are not eligible to participate in the Plan (the "Committee"). Committee members shall have no discretion concerning the grant of options, the price at which options are to be granted or times at which options may be exercised.

         The Committee may interpret the Plan, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take such other action as it deems necessary or advisable. No such action will affect the rights of Eligible Directors who have been granted options prior to such action. Any interpretation or other action made or taken by the Committee shall be final, binding and conclusive.

4. Terms and Conditions

         4.1 Time of Grant and Form. Each option granted under the Plan shall be evidenced by an option agreement which shall be subject to the terms and conditions of the Plan, for the following respective grants of options:

         (a) Each Eligible Director who is appointed, elected or re-elected to the Board of Directors on or after August 15, 2001, shall receive a grant of options for the purchase of shares of common stock of the Company, effective on the date of appointment, election or re-election to the Board in an amount equal to a maximum of 12,000 options for each year of the term of that person's directorship (i.e., up to 12,000 options for a one year term, or lesser period; up to 24,000 options for a two year term, or lesser period exceeding one year; or up to 36,000 options for a three year term, or lesser period exceeding two years).

The foregoing respective dates of grant are referred to herein as the "Grant Date." Notwithstanding the foregoing, if on the scheduled Grant Date, the President determines, in his discretion, that the Company is in possession of material, undisclosed information that would prevent the Company from issuing securities, then the grant of options to Eligible Directors pursuant to this
Section 4.1 will be suspended until the third day after public dissemination of such information. The President may only suspend the grant; the amount and other terms of the grant will remain as set forth in the Plan, with the exercise price of the option to be determined in accordance with the Plan on the date the option is finally granted.

         4.2 Exercisability. Subject to Sections 4.6 and 4.7 below, each option agreement shall provide that the option will vest and become first exercisable annually in increments of up to 12,000 shares of Common Stock commencing on the first anniversary of the grant date. If the Plan is not approved by the shareholders, all options granted under the Plan shall thereupon lapse.

         4.3 Option Period. Subject to Sections 4.6 and 4.7 below, each option agreement shall provide that the option shall expire at the end of seven (7) years from the date granted or upon dissolution of the Company, if earlier.

         4.4 Option Price. The exercise price per share for options granted under the Plan shall be the "Fair Market Value" (as defined herein) as of the Common Stock on the Grant Date. As used herein, "Fair Market Value" shall mean:
(a) the average between the high and low reported sale prices for the Common Stock on the date of determination (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported on the Composite Tape if the Common Stock is listed on the New York Stock Exchange ("NYSE") or on the National Association of Securities Dealers National Market System ("NMS"), (b) if the Common Stock is not then listed on the NYSE or the NMS, the average between the closing bid and asked price quotations for the Common Stock on that date (or if none on that date, on the next most recent date on which there were such quotations) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto or (c) if the Common Stock is not then listed as described above, such value as is reasonably determined by the Committee based on the then current fair market value of the Common Stock.

         4.5 Payment of Option Price. The purchase price of the shares as to which an option shall be exercised shall be paid in cash, check, bank draft or money order made payable to the Company, or by a "cashless exercise" procedure established between the Company and a stock brokerage firm, subject to compliance with applicable securities laws.

         4.6 Exercise in the Event of Death or Ceasing to be a Board Member. Each option agreement shall be subject to the following:

         (a) If an optionee ceases to be a director of the Company (other than by death or a "Change in Control" (as defined herein)), the options which are then exercisable (vested) may be exercised until seven (7) years from the date of grant, and shall thereafter lapse.

         (b) If an optionee ceases to be a director of the Company because of death or a "Change in Control," all outstanding options, whether or not vested, shall immediately become exercisable until seven (7) years from the date of grant, and shall thereafter lapse.

Options that are not exercisable (not vested) as of the date an optionee ceases to be a director of the Company (other than by death or due to a Change in Control) shall immediately lapse on that date.

         4.7 Change in Control. A "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting capital stock of the Company ("Voting Stock") or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Plan.

         4.8 Adjustment of Number of Shares. If, and to the extent that, the number of issued shares of the Capital Stock of the Company shall be increased or reduced by change in par value, recapitalization, reorganization, merger, consolidation, split up, distribution of a dividend payable in stock or the like, the number of shares subject to any outstanding option and the option price therefor shall be equitably adjusted by the Committee consistent with such change to prevent substantial dilution or enlargement of the rights granted to or available to optionees.

         Subject to the foregoing, the grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         4.9 No Rights as Stockholder. An optionee shall not, by reason of any option granted hereunder, have any right of a stockholder of the Company with respect to the shares covered by his or her option until such shares shall have been issued to the optionee.

         4.10 No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option. Neither shall the Plan confer upon the optionee any rights respecting continued directorship.

         4.11 Withholding Taxes. Prior to the delivery of any certificates or certificates for shares issuable upon exercise of an option, the Company shall have the right to require any optionee to remit to the Company an amount sufficient to satisfy any federal and state withholding or other taxes, if any, resulting from such option exercise. Payment of such amount may be made in the same manner as payment of the exercise price or by tendering previously owned shares of the Company's Common Stock with a Fair Market Value (as defined herein) on the date of exercise equal to such amount, subject to compliance with applicable securities laws.

         4.12 Common Stock Acquired for Investment. Common Stock acquired by an optionee under this Plan by exercise of any option shall be acquired by the optionee for investment and without intention of resale, unless, in the opinion of counsel of the Company, such common stock may be purchased without any investment representation. Where an investment representation is deemed necessary, the Committee may require a written representation to that effect by the optionee as a condition of the optionee exercising an option under this Plan, and the Committee may place an appropriate legend on the common stock issued to the optionee indicating that such common stock has not been registered under federal or state securities laws. Each option shall be subject to the requirement that if, at any time, the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, then such option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing contained herein shall require the Company to register the options or the shares of voting common stock purchased upon the exercise of said options.

         4.13 Liquidation. Upon the complete liquidation of the Company, any unexercised options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in the Plan in connection with a merger, consolidation or reorganization of the Company.

         4.14 Transfer of Option. Each option granted hereunder shall, by its terms, not be transferable by the optionee other than by will or by the laws of descent and distribution, and shall be, during the optionee's lifetime, exercisable only by the optionee. Except as permitted by the preceding sentence, each option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions of the option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the option, and such rights and privileges, shall immediately become null and void.

         4.15 Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of South Dakota without reference to the principles of conflicts of law thereof.

         4.16 Expiration Date. The Plan shall terminate at the end of the Company's fiscal year in 2011, or on such earlier date determined by the Board. Any termination shall not affect any options then outstanding under the Plan. No options may be granted after termination.

5. Amendment and Termination.

         The Board may from time to time amend, suspend or discontinue the Plan provided that, subject to the provisions of Section 4.8 above, no action of the Board may permit the granting of any option at the option price less than that determined in accordance with Section 4.4 above; adjust or change the Grant Date determined under Section 4.1 above; or shorten the period provided for in
Section 4.3 above. However, the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him or her under the Plan. The Board may, subject to limitations in the Plan, modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options to the extent unexercised.

6. Effective Date

         The Plan was adopted by the Board of Directors of the Company to be effective as of August 15, 2001, and its effectiveness is subject to approval by the shareholders of the Company and is also subject to the termination of the 1993 Outside Directors Stock Option Plan, as amended, effective as of the close of business on August 14, 2001.

                                DAKTRONICS, INC.
                Annual Meeting of Shareholders - August 15, 2001
                 CONFIDENTIAL VOTING INSTRUCTIONS TO THE TRUSTEE
              DAKTRONICS INC. 401(k) PROFIT SHARING PLAN AND TRUST


The undersigned directs that the voting rights pertaining to the common stock of Daktronics, Inc. held by the Daktronics, Inc. 401(k) Profit Sharing Plan and Trust and allocable to my account under such plan shall be exercised at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 15, 2001 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, in accordance with the specifications appearing below.

1. To elect directors duly nominated for a term expiring in 2004 (If you wish the Trustee to cumulate your votes as described in the Proxy Statement, please contact Investor Relations at Daktronics, Inc. to record your vote):

     James B. Morgan, Duane E. Sander, John L. Mulligan.
     [ ] FOR      [ ] WITHHELD FOR ALL      [ ] WITHHELD FOR THE FOLLOWING ONLY
                          (Write nominee's name)________________________________

2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 27, 2002.
     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

3. To consider and vote upon a proposal to approve the Amendment to the Amended and Restated Articles of Incorporation increasing the shares authorized to be issued from 30,000,000 to 60,000,000.
     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

4. To consider and vote upon a proposal to approve the Daktronics, Inc. 2001 Stock Option Plan.
     [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

5. To consider and vote upon a proposal to approve the Daktronics, Inc. 2001 Outside Directors Stock Option Plan.
     [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

6. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.
     [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

In accordance with the terms of the Trust Agreement, the Trustee's representative will tabulate the instructions from all Participants and vote all shares held in the Trust according to the instructions. IF NO INSTRUCTIONS ARE GIVEN FOR VOTING ON THE MATTERS ABOVE, THE TRUSTEE WILL VOTE THE SHARES IN THE SAME PROPORTION AS THE SHARES WHICH ARE VOTED BY ALL PARTICIPANTS UNDER THE 401(k) PLAN.

The undersigned acknowledges receipt of the Proxy Statement for the 2001 Annual Meeting. Please sign below exactly as name(s) appears on this Voting Instruction. If a beneficiary, note that capacity.


                                          Date ___________________________, 2001


                                         _______________________________________
                                         Signature


PLEASE SIGN, DATE, AND RETURN THIS VOTING INSTRUCTION PROMPTLY. No postage is required if returned in the enclosed envelope. This may also be returned to the Daktronics Personnel department by putting it in any "out" basket. Voting Instructions must be received by the Personnel department no later than noon 14 August 2001.

                                DAKTRONICS, INC.
                Annual Meeting of Shareholders - August 15, 2001
                                      PROXY
                  Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Aelred J. Kurtenbach and Duane E. Sander, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 15, 2001 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, and to vote all stock of the undersigned, as designated below, with all the powers which the undersigned would possess if personally at such meeting.

1. To elect directors duly nominated for a term expiring in 2004 (If you wish to cumulate your votes as described in the Proxy Statement, please contact Investor Relations at Daktronics, Inc. to record your vote):

         James B. Morgan, Duane E. Sander, John L. Mulligan.
         [ ] FOR    [ ] WITHHELD FOR ALL    [ ] WITHHELD FOR THE FOLLOWING ONLY
                                            (Write nominee's name)______________

2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 27, 2002.
                    [ ] FOR           [ ] AGAINST             [ ]ABSTAIN

3. To consider and vote upon a proposal to approve the Amendment to the Amended and Restated Articles of Incorporation increasing the shares authorized to be issued from 30,000,000 to 60,000,000.
                    [ ] FOR           [ ] AGAINST             [ ]ABSTAIN

4. To consider and vote upon a proposal to approve the Daktronics, Inc. 2001 Incentive Stock Option Plan.
                    [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

5. To consider and vote upon a proposal to approve the Daktronics, Inc. 2001 Outside Directors Stock Option Plan.
                    [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

6. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.
                    [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR VOTING ON THE MATTERS ABOVE, THIS PROXY WILL BE VOTED FOR THE MATTERS ABOVE. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

The undersigned acknowledges receipt of the Proxy Statement for the 2001 Annual Meeting. Please sign below exactly as name(s) appears on this Proxy. If shares are registered in more than one name, the signatures of all persons are required. If a corporation, sign in full corporate name by a duly authorized officer, stating title. If trustee, guardian, executor or administrator, sign in official capacity, giving full title as such. If a partnership, sign in partnership name by authorized person.

                                          Date ___________________________, 2001


                                          _____________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly

PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. No postage is required if returned in the enclosed envelope. This Proxy may also be returned via fax to 605/697-4700.